Exhibit 23

Exhibit 23
Consent Of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-277793 on Form S-3 and Registration Statements No. 333-287131, 333-211349, 333-182498, 333-160302, 333-148993, 333-148238, 333-147450, and 333-147449 on Form S-8 of our reports dated February 19, 2026, relating to the consolidated financial statements of Vulcan Materials Company and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Birmingham, Alabama
February 19, 2026

Exhibit 23 - 1	Form 10-K